UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2020
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SINCLAIR BROADCAST GROUP, INC.
Item 8.01 Other Events.

STG Revolving Credit Facility

As previously disclosed, on August 23, 2019, Sinclair Television Group, Inc. (“STG”), a direct wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), amended and restated its existing credit agreement (such amended and restated credit agreement, the “STG Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, to, among other things, replace STG’s existing revolving credit facility with a new five-year revolving credit facility in an aggregate principal amount of up to $650 million, which includes capacity for up to $50 million of letters of credit and for borrowings of up to $50 million under swingline loans (the “STG Revolving Credit Facility”). The material terms of the STG Credit Agreement are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2019, which description is incorporated by reference herein.

On March 17, 2020, STG drew down $648 million under STG Revolving Credit Facility. Following the March 17, 2020 draw and outstanding letters of credit, STG had $0.6 million in available borrowing capacity under the STG Revolving Credit Facility.

Diamond Revolving Credit Facility

As previously disclosed, on August 23, 2019, Diamond Sports Holdings LLC (“Diamond Sports Holdings”), as the borrower, and Diamond Sports Intermediate Holdings LLC, entered into a credit agreement (the “Diamond Credit Agreement”) with JPMorgan Chase Bank, N.A. serving as administrative agent and collateral agent and certain other financial institutions as agents, issuing banks and/or lenders. The Diamond Credit Agreement provides for a $650 million senior secured revolving credit facility (the “Diamond Revolving Credit Facility”), which includes capacity for up to $50 million of letters of credit and for borrowings of up to $50 million under swingline loans. The material terms of the Diamond Credit Agreement are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2019, which description is incorporated by reference herein.

On March 17, 2020, Diamond Sports Holdings drew down $225 million under Diamond Revolving Credit Facility. Following the March 17, 2020 draw, Diamond Sports Holdings had $425 million in available borrowing capacity under the Diamond Revolving Credit Facility.

Use of Proceeds from Revolving Credit Facility Draws

The March 17, 2020 draws on the aforementioned credit facilities are precautionary measures to preserve Sinclair’s financial flexibility in light of the current uncertainty in the global economy resulting from the novel coronavirus pandemic (“COVID-19”). If needed, the proceeds will be available to be used for working capital and general corporate purposes.

Forward Looking Statements
This report contains “forward-looking statements” within the meaning of federal securities laws, including statements regarding COVID-19. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Sinclair makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Sinclair to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the impact of changes in national and regional economies, our ability to generate cash to service our substantial indebtedness, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the successful execution of retransmission consent agreements, the successful execution of network and MVPD affiliation agreements, the successful execution of media rights agreements with professional sports teams, the impact of OTT and other emerging technologies and their potential impact on cord-cutting, the impact of MVPDs, vMVPDs, and OTT distributors offering "skinny" programming bundles that may not include all programming of our networks, our ability to identify and consummate acquisitions and investments and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against Sinclair, the impact of FCC and other regulatory proceedings against Sinclair, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, concerns with or threats of pandemics, contagious diseases or health epidemics, including COVID-19, and any risk factors set forth in Sinclair’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. Except as required by law, Sinclair undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, subsequent events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: March 23, 2020